Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216
Friday, July 14, 2017
WELLS FARGO REPORTS $5.8 BILLION IN QUARTERLY NET INCOME;
Diluted EPS of $1.07; Revenue of $22.2 billion

▪	Strong financial results:

◦	Net income of $5.8 billion, up 5 percent from second quarter 2016

◦	Diluted earnings per share (EPS) of $1.07, up 6 percent

◦	Revenue of $22.2 billion

▪	Net interest income of $12.5 billion, up $750 million, or 6 percent

◦	Total average deposits of $1.3 trillion, up $64.5 billion, or 5 percent

◦	Total average loans of $956.9 billion, up $6.1 billion, or 1 percent

◦	Return on assets (ROA) of 1.21 percent and return on equity (ROE) of 11.95 percent

•	Continued improvement in credit quality:

◦	Provision expense of $555 million, down $519 million, or 48 percent, from second quarter 2016

▪	Net charge-offs of $655 million, down $269 million

◦	Net charge-offs were 0.27 percent of average loans (annualized), down from 0.39 percent

▪	Reserve release[1] of $100 million

◦	Nonaccrual loans of $9.1 billion, down $2.9 billion, or 24 percent

•	Strong capital position while returning more capital to shareholders:
◦Common Equity Tier 1 ratio (fully phased-in) of 11.6 percent2
◦Period-end common shares outstanding down 81.7 million from second quarter 2016

◦	Returned $3.4 billion to shareholders in the second quarter through common stock dividends and net share repurchases

•	Received a non-objection to the Company's 2017 Capital Plan submission from the Federal Reserve

◦
As part of this plan, the Company expects to increase its third quarter 2017 common stock dividend to $0.39 per share from $0.38 per share, subject to approval by the Company's Board of Directors. The plan also includes up to $11.5 billion of gross common stock repurchases, subject to management discretion, for the four-quarter period from third quarter 2017 through second quarter 2018.

Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
2 See table on page 36 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016
Earnings
Diluted earnings per common share	$1.07	1.00	1.01
Wells Fargo net income (in billions)	5.81	5.46	5.56
Return on assets (ROA)	1.21%	1.15	1.20
Return on equity (ROE)	11.95	11.54	11.70
Return on average tangible common equity (ROTCE)(a)	14.26	13.85	14.15
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.27%	0.34	0.39
Allowance for credit losses as a % of total loans	1.27	1.28	1.33
Allowance for credit losses as a % of annualized net charge-offs	462	376	343
Other
Revenue (in billions)	$22.2	22.0	22.2
Efficiency ratio (b)	61.1%	62.7	58.1
Average loans (in billions)	$956.9	963.6	950.8
Average deposits (in billions)	1,301.2	1,299.2	1,236.7
Net interest margin	2.90%	2.87	2.86

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.8 billion, or $1.07 per diluted common share, for second quarter 2017, compared with $5.6 billion, or $1.01 per share, for second quarter 2016, and $5.5 billion, or $1.00 per share, for first quarter 2017.

Chief Executive Officer Tim Sloan said, "Second quarter 2017 results demonstrated the benefit of our diversified business model as we continued to generate strong financial results, invest for the future, and adhere to our prudent risk discipline. We remain committed to reducing expenses and improving the efficiency of our company, and we are very focused on our recently announced goals. As we work to improve our efficiency, we will also continue to innovate for the future. We recently advanced a number of important customer-focused initiatives, such as the launch of the ZelleSM person-to-person payment platform to our 28 million digital customers. As always, our success starts with our customers, and I appreciate the effort of our 271,000 team members in helping our customers succeed financially. We continued to make progress this quarter in our efforts to rebuild trust and build a better Wells Fargo and, while there is still more work ahead of us, we are on the right track and I am confident about our future."

Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $5.8 billion of net income in the second quarter, up on a linked-quarter and year-over-year basis. Overall results were solid in a period with continued modest economic growth and included growth in net interest income and continued improvement in credit results. Second quarter 2017 also included discrete tax benefits totaling $186 million, or approximately $0.04 per share, primarily as a result of our agreement to sell Wells Fargo Insurance Services.

Our liquidity and capital positions remained strong, and we returned $3.4 billion to shareholders through common stock dividends and net share repurchases for a net payout ratio3 of 63 percent in the quarter. In addition, during the quarter we received a non-objection from the Federal Reserve to our 2017 Capital Plan, which included an increase, subject to board approval, in our quarterly common stock dividend rate in third quarter 2017, to $0.39 per share from $0.38 per share, as well as increased share repurchases."

Net Interest Income
Net interest income in second quarter 2017 increased $183 million from first quarter 2017 to $12.5 billion, as the benefit of repricing earning assets in response to higher short-term interest rates exceeded the cost of repricing liabilities, due in part to continued deposit pricing discipline. Second quarter results also benefited from one additional business day. These benefits more than offset the impact of lower average loan and investment securities balances.

Net interest margin was 2.90 percent, up 3 basis points from first quarter 2017. The benefit of higher short-term interest rates, disciplined deposit pricing, and a reduction in long-term debt was partially offset by the impacts from lower loan and investment securities balances.

Noninterest Income
Noninterest income in the second quarter was $9.7 billion, in line with first quarter 2017. Second quarter noninterest income included higher other income on a $309 million gain on the sale of a Pick-a-Pay purchased credit-impaired (PCI) loan portfolio, higher card fees on stronger credit card and debit card purchase volumes, and higher trust and investment fees reflecting stronger investment banking fees from both higher equity and debt originations. These increases were offset by lower market sensitive revenue4 and lower mortgage banking income.

•
Mortgage banking noninterest income was $1.1 billion, compared with $1.2 billion in first quarter 2017. As expected, residential mortgage loan originations increased in the second quarter, up to $56 billion, from $44 billion in the first quarter. The production margin on residential held-for-sale mortgage loan originations[5] was 1.24 percent, down from 1.68 percent in the first quarter due to increased price competition and a higher percentage of correspondent volume, which has lower production margins than retail originations. Mortgage servicing income was $400 million in the second quarter, down from $456 million in the first quarter, primarily due to lower net hedge results and higher prepayments.

•
Market sensitive revenue was $545 million, compared with $878 million in first quarter 2017, as lower net gains from equity investments and trading activities were partially offset by higher gains on debt securities. Net gains from equity investments were down $215 million from the first quarter on lower venture capital gains. Net gains from trading activities were down $202 million linked quarter and included lower deferred compensation plan investment results (largely offset in employee benefits expense), as well as lower secondary trading results on reduced client activity and lower valuation adjustments.

3 Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.
4 Market sensitive revenue represents net gains from trading activities, debt securities and equity investments.
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 41 for more information.

Noninterest Expense
Noninterest expense in the second quarter declined $251 million from the prior quarter to $13.5 billion, primarily due to lower employee benefits and commission and incentive compensation, which were seasonally elevated in the first quarter. These declines were partially offset by increases in outside professional services and salaries, as well as higher operating losses, reflecting higher litigation accruals. In addition, the second quarter included a $94 million donation to the Wells Fargo Foundation. The efficiency ratio improved to 61.1 percent in second quarter 2017, compared with 62.7 percent in the prior quarter.

Income Taxes
The Company’s effective income tax rate was 27.7 percent for second quarter 2017, and included discrete tax benefits totaling $186 million, primarily related to the deferred income tax effect of investment basis differences recognized as a result of our agreement to sell Wells Fargo Insurance Services USA and related businesses. This compares with an effective income tax rate of 27.4 percent in first quarter 2017, which included discrete tax benefits totaling $197 million, of which $183 million reflected tax benefits associated with stock compensation activity during the quarter which was subject to ASU 2016-09 accounting guidance adopted in the first quarter. The Company currently expects the full-year 2017 tax rate to be approximately 29 percent.
Loans
Total average loans were $956.9 billion in the second quarter, down $6.8 billion from the first quarter. Period-end loan balances were $957.4 billion at June 30, 2017, down $982 million from March 31, 2017, reflecting an expected decline in auto loans as our tighter underwriting standards resulted in lower origination volume. Additionally, legacy junior lien mortgage loans continued to decline as expected. These declines were partially offset by growth in commercial and industrial loans, real estate first mortgage loans, and credit card loans.
Period-End Loan Balances

(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Commercial	$505,901	505,004	506,536	496,454	494,538
Consumer	451,522	453,401	461,068	464,872	462,619
Total loans	$957,423	958,405	967,604	961,326	957,157
Change from prior quarter	$(982)	(9,199)	6,278	4,169	9,899

Investment Securities
Investment securities were $409.6 billion at June 30, 2017, up $2.0 billion from the first quarter, as approximately $37.1 billion of purchases, primarily federal agency mortgage-backed securities in the available-for-sale portfolio, were partially offset by sales and run-off.

Net unrealized gains on available-for-sale securities were $1.1 billion at June 30, 2017, compared with net unrealized losses on available-for-sale securities of $1.2 billion at March 31, 2017, primarily due to tighter credit spreads during the quarter and a modest benefit from lower long-term interest rates.

Deposits
Total average deposits for second quarter 2017 were $1.3 trillion, stable from the prior quarter, as growth in consumer and small business deposits was offset by lower commercial deposits. The average deposit cost for second quarter 2017 was 21 basis points, up 4 basis points from the prior quarter and 10 basis points from a year ago, primarily driven by an increase in commercial deposit rates.

Capital
Capital levels remained strong in the second quarter, with a Common Equity Tier 1 ratio (fully phased-in) of 11.6 percent2, compared with 11.2 percent in the prior quarter. In second quarter 2017, the Company repurchased 43.0 million shares of its common stock, which reduced period-end common shares outstanding by 30.0 million. The Company paid a quarterly common stock dividend of $0.38 per share. In addition, the Company received a non-objection to its 2017 Capital Plan from the Federal Reserve. As part of this plan, the Company expects to increase its third quarter 2017 common stock dividend to $0.39 per share, subject to approval by the Company's Board of Directors. The plan also includes up to $11.5 billion of gross common stock repurchases, subject to management discretion, for the four-quarter period from third quarter 2017 through second quarter 2018.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate improved to 0.27 percent (annualized) from 0.34 percent in the prior quarter. Commercial and consumer losses improved to 0.06 percent and 0.51 percent, respectively. Credit losses were $655 million in second quarter 2017, down $150 million from first quarter 2017. Consumer losses decreased $82 million, driven by lower losses across all asset classes with the exception of credit card. Commercial losses were down $68 million, predominantly driven by lower losses in our oil and gas portfolio.
Net Loan Charge-Offs

	Quarter ended
	June 30, 2017		March 31, 2017		December 31, 2016
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$78	0.10%	$171	0.21%	$256	0.31%
Real estate mortgage	(6)	(0.02)	(25)	(0.08)	(12)	(0.04)
Real estate construction	(4)	(0.05)	(8)	(0.15)	(8)	(0.13)
Lease financing	7	0.15	5	0.11	15	0.32
Total commercial	75	0.06	143	0.11	251	0.20
Consumer:
Real estate 1-4 family first mortgage	(16)	(0.02)	7	0.01	(3)	—
Real estate 1-4 family junior lien mortgage	(4)	(0.03)	23	0.21	44	0.38
Credit card	320	3.67	309	3.54	275	3.09
Automobile	126	0.86	167	1.10	166	1.05
Other revolving credit and installment	154	1.58	156	1.60	172	1.70
Total consumer	580	0.51	662	0.59	654	0.56
Total	$655	0.27%	$805	0.34%	$905	0.37%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $827 million from first quarter 2017 to $9.8 billion. Nonaccrual loans decreased $703 million from first quarter 2017 to $9.1 billion reflecting declines across all commercial asset classes, as well as continued lower consumer real estate nonaccruals.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2017		March 31, 2017		December 31, 2016
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$2,632	0.79%	$2,898	0.88%	$3,216	0.97%
Real estate mortgage	630	0.48	672	0.51	685	0.52
Real estate construction	34	0.13	40	0.16	43	0.18
Lease financing	89	0.46	96	0.50	115	0.60
Total commercial	3,385	0.67	3,706	0.73	4,059	0.80
Consumer:
Real estate 1-4 family first mortgage	4,413	1.60	4,743	1.73	4,962	1.80
Real estate 1-4 family junior lien mortgage	1,095	2.56	1,153	2.60	1,206	2.61
Automobile	104	0.18	101	0.17	106	0.17
Other revolving credit and installment	59	0.15	56	0.14	51	0.13
Total consumer	5,671	1.26	6,053	1.34	6,325	1.37
Total nonaccrual loans	9,056	0.95	9,759	1.02	10,384	1.07
Foreclosed assets:
Government insured/guaranteed	149		179		197
Non-government insured/guaranteed	632		726		781
Total foreclosed assets	781		905		978
Total nonperforming assets	$9,837	1.03%	$10,664	1.11%	$11,362	1.17%
Change from prior quarter:
Total nonaccrual loans	$(703)		$(625)		$(602)
Total nonperforming assets	(827)		(698)		(644)

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.1 billion at June 30, 2017, which was down $141 million from March 31, 2017. Second quarter 2017 included a $100 million reserve release1, reflecting continued strong credit performance. The allowance coverage for total loans was 1.27 percent, compared with 1.28 percent in first quarter 2017. The allowance covered 4.6 times annualized second quarter net charge-offs, compared with 3.8 times in the prior quarter. The allowance coverage for nonaccrual loans was 134 percent at June 30, 2017, compared with 126 percent at March 31, 2017. The Company believes the allowance was appropriate for losses inherent in the loan portfolio at June 30, 2017.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016
Community Banking	$2,993	3,009	3,179
Wholesale Banking	2,388	2,115	2,073
Wealth and Investment Management	682	623	584

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016
Total revenue	$12,289	12,093	12,204
Provision for credit losses	623	646	689
Noninterest expense	7,223	7,221	6,648
Segment net income	2,993	3,009	3,179
(in billions)
Average loans	477.2	482.7	485.7
Average assets	983.5	990.7	967.6
Average deposits	727.2	717.2	703.7

Community Banking reported net income of $3.0 billion, down $16 million, or 1 percent, from first quarter 2017. Revenue of $12.3 billion increased $196 million, or 2 percent, from first quarter 2017, driven by the gain on the sale of a Pick-a-Pay PCI loan portfolio, higher other income (reflecting the accounting impact of net hedge ineffectiveness), higher gains on sales of debt securities and higher card fees, partially offset by lower gains on equity investments, lower net interest income and lower mortgage banking revenue. Noninterest expense was flat, compared with first quarter 2017, as lower personnel expense offset higher professional services. The provision for credit losses decreased $23 million linked quarter.
Net income decreased $186 million, or 6 percent, from second quarter 2016. Revenue increased $85 million, or 1 percent, compared with a year ago due to the gain on the sale of a Pick-a-Pay PCI loan portfolio, higher net interest income, higher gains from deferred compensation plan investments (offset in benefits expense) and higher card fees, partially offset by lower mortgage banking revenue and gains on sales of debt securities. Noninterest expense increased $575 million, or 9 percent, from a year ago driven by higher personnel and professional services expense. The provision for credit losses decreased $66 million from a year ago primarily due to improvement in the consumer real estate portfolios.

Retail Banking and Consumer Payments, Virtual Solutions and Innovation

•
With over 400,000 branch customer experience surveys completed during the second quarter, ‘Overall Satisfaction with Most Recent Visit’ and ‘Loyalty’ scores in June reached their highest levels since August 2016

•	5,977 retail bank branches as of the end of second quarter 2017, reflecting 54 branch consolidations in the quarter

•	Primary consumer checking customers[6],[7] up 0.7 percent year-over-year

•	Debit card point-of-sale purchase volume[8] of $80.6 billion in second quarter, up 6 percent year-over-year

•	Credit card point-of-sale purchase volume of $20.0 billion in second quarter, up 3 percent year-over-year

•	Credit card penetration in retail banking households of 45.5 percent[9]

•	27.9 million digital (online and mobile) active customers in June, including 20.4 million mobile active users[10]

•	Keynote's Banker Scorecard named Wells Fargo as tied for #1 in online performance (May 2017)

•	Launched ZelleSM peer-to-peer payments experience to allow digital customers to send, receive, and request money with mobile banking customers across the U.S.
Consumer Lending

•
Auto originations of $4.5 billion in second quarter, down 17 percent from prior quarter and down 45 percent from prior year, as proactive steps to tighten underwriting standards resulted in lower origination volume

•	Home Lending

◦	Originations of $56 billion, up from $44 billion in prior quarter

◦	Applications of $83 billion, up from $59 billion in prior quarter

◦	Application pipeline of $34 billion at quarter end, up from $28 billion at March 31, 2017

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of May 2017, comparisons with May 2016.
8 Combined consumer and business debit card purchase volume dollars.
9 Credit card penetration defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Credit card household penetration rates have not been adjusted to reflect the impact of the potentially unauthorized accounts identified by an independent consulting firm late in 2016 because the maximum impact in any one quarter was not greater than 86 basis points, or approximately 2 percent. Data as of May 2017.
10 Primarily includes retail banking, consumer lending, small business and business banking customers.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments and Asset Backed Finance.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016
Total revenue	$6,951	7,038	7,284
Provision (reversal of provision) for credit losses	(65)	(43)	385
Noninterest expense	4,078	4,225	4,036
Segment net income	2,388	2,115	2,073
(in billions)
Average loans	464.9	466.3	451.4
Average assets	817.3	807.8	772.6
Average deposits	463.0	466.0	425.8

Wholesale Banking reported net income of $2.4 billion, up $273 million, or 13 percent, from first quarter 2017, primarily due to the tax benefit resulting from our agreement to sell Wells Fargo Insurance Services USA and related businesses and lower noninterest expense. Revenue of $7.0 billion decreased $87 million, or 1 percent, from the prior quarter. Net interest income increased $130 million, or 3 percent, on higher trading related income, increased loan yields and one additional business day in the quarter. Noninterest income decreased $217 million, or 8 percent, as lower customer accommodation trading and lower principal investing results were partially offset by higher investment banking and commercial real estate brokerage fees. Noninterest expense decreased $147 million, or 3 percent, from the prior quarter due to seasonally higher personnel expenses in the first quarter. The provision for credit losses decreased $22 million from the prior quarter, primarily due to improvements in the oil and gas portfolio.
Net income increased $315 million, or 15 percent, from second quarter 2016, primarily due to the tax benefit in second quarter 2017 and lower loan loss provision. Revenue decreased $333 million, or 5 percent, from second quarter 2016, which included the gain on sale of our health benefit services business. Net interest income increased $359 million, or 9 percent, from second quarter 2016 on deposit and loan growth, including the GE Capital portfolio acquisitions in the second half of 2016, as well as the impact of rising interest rates. Noninterest income decreased $692 million, or 21 percent, from a year ago primarily due to the second quarter 2016 gain on the sale of our health benefit services business, lower customer accommodation trading results, and lower principal investing gains. Noninterest expense increased $42 million, or 1 percent, from a year ago primarily due to higher expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses decreased $450 million from a year ago primarily due to improvements in the oil and gas portfolio.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016
Total revenue	$4,182	4,193	3,919
Provision (reversal of provision) for credit losses	7	(4)	2
Noninterest expense	3,075	3,206	2,976
Segment net income	682	623	584
(in billions)
Average loans	71.7	70.7	66.7
Average assets	213.1	221.9	205.3
Average deposits	188.2	195.6	182.5

Wealth and Investment Management reported net income of $682 million, up $59 million, or 9 percent, from first quarter 2017. Revenue of $4.2 billion decreased $11 million from the prior quarter, primarily due to lower gains on deferred compensation plan investments (offset in employee benefits expense) and lower other fee income, partially offset by higher net interest income and higher asset-based fees. Noninterest expense decreased $131 million, or 4 percent, from the prior quarter, primarily driven by lower personnel expenses from seasonally-higher first quarter expense, lower other non-personnel expenses, and lower deferred compensation plan expense (offset in trading revenue), partially offset by higher operating losses.
Net income was up $98 million, or 17 percent, from second quarter 2016. Revenue increased $263 million, or 7 percent, from a year ago primarily driven by higher net interest income and asset-based fees, partially offset by lower transaction revenue. Noninterest expense increased $99 million, or 3 percent, from a year ago, primarily due to higher operating losses, broker commissions, and other personnel expenses.

•	WIM total client assets reached a record-high of $1.8 trillion, up 8 percent from a year ago, driven by higher market valuations and continued positive net flows

•	Second quarter 2017 average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) were up 12 percent from first quarter 2017

Retail Brokerage

•	Client assets of $1.6 trillion, up 8 percent from prior year

•	Advisory assets of $503 billion, up 13 percent from prior year, primarily driven by higher market valuations and positive net flows

•	Strong loan growth, with average balances up 11 percent from prior year largely due to continued growth in non-conforming mortgage loans

Wealth Management

•	Client assets of $236 billion, up 5 percent from prior year

•	Average loan balances up 5 percent from prior year primarily driven by continued growth in non-conforming mortgage loans

Asset Management

•
Total assets under management of $487 billion, up 1 percent from prior year, primarily due to higher market valuations, positive fixed income net flows and assets acquired during the prior year, partially offset by equity and money market net outflows

•	Strong performance in active equity with 70 percent of active equity mutual funds outperforming their respective benchmarks year-to-date through the end of June

Retirement

•	IRA assets of $390 billion, up 6 percent from prior year

•	Institutional Retirement plan assets of $375 billion, up 11 percent from prior year

Conference Call
The Company will host a live conference call on Friday, July 14, at 7:00 a.m. PT (10:00 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~34999396.

A replay of the conference call will be available beginning at 10:00 a.m. PT (1:00 p.m. ET) on Friday, July 14 through Friday, July 28. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #34999396. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~34999396.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,500 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 271,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2017 rankings of America’s largest corporations.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Jun 30, 2017 from		Six months ended
($ in millions, except per share amounts)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016	% Change
For the Period
Wells Fargo net income	$5,810	5,457	5,558	6%	5	$11,267	11,020	2%
Wells Fargo net income applicable to common stock	5,404	5,056	5,173	7	4	10,460	10,258	2
Diluted earnings per common share	1.07	1.00	1.01	7	6	2.07	2.00	4
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.21%	1.15	1.20	5	1	1.18%	1.20	(2)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.95	11.54	11.70	4	2	11.75	11.72	—
Return on average tangible common equity (ROTCE)(1)	14.26	13.85	14.15	3	1	14.06	14.15	(1)
Efficiency ratio (2)	61.1	62.7	58.1	(3)	5	61.9	58.4	6
Total revenue	$22,169	22,002	22,162	1	—	$44,171	44,357	—
Pre-tax pre-provision profit (PTPP) (3)	8,628	8,210	9,296	5	(7)	16,838	18,463	(9)
Dividends declared per common share	0.380	0.380	0.380	—	—	0.760	0.755	1
Average common shares outstanding	4,989.9	5,008.6	5,066.9	—	(2)	4,999.2	5,071.3	(1)
Diluted average common shares outstanding	5,037.7	5,070.4	5,118.1	(1)	(2)	5,054.8	5,129.8	(1)
Average loans	$956,879	963,645	950,751	(1)	1	$960,243	938,986	2
Average assets	1,927,079	1,931,041	1,862,084	—	3	1,929,049	1,840,980	5
Average total deposits	1,301,195	1,299,191	1,236,658	—	5	1,300,198	1,228,044	6
Average consumer and small business banking deposits (4)	760,149	758,754	726,359	—	5	759,455	720,598	5
Net interest margin	2.90%	2.87	2.86	1	1	2.89%	2.88	—
At Period End
Investment securities	$409,594	407,560	353,426	—	16	$409,594	353,426	16
Loans	957,423	958,405	957,157	—	—	957,423	957,157	—
Allowance for loan losses	11,073	11,168	11,664	(1)	(5)	11,073	11,664	(5)
Goodwill	26,573	26,666	26,963	—	(1)	26,573	26,963	(1)
Assets	1,930,871	1,951,564	1,889,235	(1)	2	1,930,871	1,889,235	2
Deposits	1,305,830	1,325,444	1,245,473	(1)	5	1,305,830	1,245,473	5
Common stockholders' equity	181,428	178,388	178,633	2	2	181,428	178,633	2
Wells Fargo stockholders’ equity	205,230	201,500	201,745	2	2	205,230	201,745	2
Total equity	206,145	202,489	202,661	2	2	206,145	202,661	2
Tangible common equity (1)	152,173	148,850	148,110	2	3	152,173	148,110	3
Common shares outstanding	4,966.8	4,996.7	5,048.5	(1)	(2)	4,966.8	5,048.5	(2)
Book value per common share (5)	$36.53	35.70	35.38	2	3	$36.53	35.38	3
Tangible book value per common share (1)(5)	30.64	29.79	29.34	3	4	30.64	29.34	4
Common stock price:
High	56.60	59.99	51.41	(6)	10	59.99	53.27	13
Low	50.84	53.35	44.50	(5)	14	50.84	44.50	14
Period end	55.41	55.66	47.33	—	17	55.41	47.33	17
Team members (active, full-time equivalent)	270,600	272,800	267,900	(1)	1	270,600	267,900	1

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
For the Quarter
Wells Fargo net income	$5,810	5,457	5,274	5,644	5,558
Wells Fargo net income applicable to common stock	5,404	5,056	4,872	5,243	5,173
Diluted earnings per common share	1.07	1.00	0.96	1.03	1.01
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.21%	1.15	1.08	1.17	1.20
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.95	11.54	10.94	11.60	11.70
Return on average tangible common equity (ROTCE)(1)	14.26	13.85	13.16	13.96	14.15
Efficiency ratio (2)	61.1	62.7	61.2	59.4	58.1
Total revenue	$22,169	22,002	21,582	22,328	22,162
Pre-tax pre-provision profit (PTPP) (3)	8,628	8,210	8,367	9,060	9,296
Dividends declared per common share	0.380	0.380	0.380	0.380	0.380
Average common shares outstanding	4,989.9	5,008.6	5,025.6	5,043.4	5,066.9
Diluted average common shares outstanding	5,037.7	5,070.4	5,078.2	5,094.6	5,118.1
Average loans	$956,879	963,645	964,147	957,484	950,751
Average assets	1,927,079	1,931,041	1,944,250	1,914,586	1,862,084
Average total deposits	1,301,195	1,299,191	1,284,158	1,261,527	1,236,658
Average consumer and small business banking deposits (4)	760,149	758,754	749,946	739,066	726,359
Net interest margin	2.90%	2.87	2.87	2.82	2.86
At Quarter End
Investment securities	$409,594	407,560	407,947	390,832	353,426
Loans	957,423	958,405	967,604	961,326	957,157
Allowance for loan losses	11,073	11,168	11,419	11,583	11,664
Goodwill	26,573	26,666	26,693	26,688	26,963
Assets	1,930,871	1,951,564	1,930,115	1,942,124	1,889,235
Deposits	1,305,830	1,325,444	1,306,079	1,275,894	1,245,473
Common stockholders' equity	181,428	178,388	176,469	179,916	178,633
Wells Fargo stockholders’ equity	205,230	201,500	199,581	203,028	201,745
Total equity	206,145	202,489	200,497	203,958	202,661
Tangible common equity (1)	152,173	148,850	146,737	149,829	148,110
Common shares outstanding	4,966.8	4,996.7	5,016.1	5,023.9	5,048.5
Book value per common share (5)	$36.53	35.70	35.18	35.81	35.38
Tangible book value per common share (1)(5)	30.64	29.79	29.25	29.82	29.34
Common stock price:
High	56.60	59.99	58.02	51.00	51.41
Low	50.84	53.35	43.55	44.10	44.50
Period end	55.41	55.66	55.11	44.28	47.33
Team members (active, full-time equivalent)	270,600	272,800	269,100	268,800	267,900

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions, except per share amounts)	2017	2016	Change	2017	2016	Change
Interest income
Trading assets	$710	572	24%	$1,353	1,168	16%
Investment securities	2,698	2,176	24	5,373	4,438	21
Mortgages held for sale	195	181	8	379	342	11
Loans held for sale	4	3	33	5	5	—
Loans	10,358	9,822	5	20,499	19,399	6
Other interest income	750	392	91	1,332	766	74
Total interest income	14,715	13,146	12	28,941	26,118	11
Interest expense
Deposits	683	332	106	1,220	639	91
Short-term borrowings	163	77	112	277	144	92
Long-term debt	1,278	921	39	2,461	1,763	40
Other interest expense	108	83	30	200	172	16
Total interest expense	2,232	1,413	58	4,158	2,718	53
Net interest income	12,483	11,733	6	24,783	23,400	6
Provision for credit losses	555	1,074	(48)	1,160	2,160	(46)
Net interest income after provision for credit losses	11,928	10,659	12	23,623	21,240	11
Noninterest income
Service charges on deposit accounts	1,276	1,336	(4)	2,589	2,645	(2)
Trust and investment fees	3,629	3,547	2	7,199	6,932	4
Card fees	1,019	997	2	1,964	1,938	1
Other fees	902	906	—	1,767	1,839	(4)
Mortgage banking	1,148	1,414	(19)	2,376	3,012	(21)
Insurance	280	286	(2)	557	713	(22)
Net gains from trading activities	237	328	(28)	676	528	28
Net gains on debt securities	120	447	(73)	156	691	(77)
Net gains from equity investments	188	189	(1)	591	433	36
Lease income	493	497	(1)	974	870	12
Other	394	482	(18)	539	1,356	(60)
Total noninterest income	9,686	10,429	(7)	19,388	20,957	(7)
Noninterest expense
Salaries	4,343	4,099	6	8,604	8,135	6
Commission and incentive compensation	2,499	2,604	(4)	5,224	5,249	—
Employee benefits	1,308	1,244	5	2,994	2,770	8
Equipment	529	493	7	1,106	1,021	8
Net occupancy	706	716	(1)	1,418	1,427	(1)
Core deposit and other intangibles	287	299	(4)	576	592	(3)
FDIC and other deposit assessments	328	255	29	661	505	31
Other	3,541	3,156	12	6,750	6,195	9
Total noninterest expense	13,541	12,866	5	27,333	25,894	6
Income before income tax expense	8,073	8,222	(2)	15,678	16,303	(4)
Income tax expense	2,225	2,649	(16)	4,282	5,216	(18)
Net income before noncontrolling interests	5,848	5,573	5	11,396	11,087	3
Less: Net income from noncontrolling interests	38	15	153	129	67	93
Wells Fargo net income	$5,810	5,558	5	$11,267	11,020	2
Less: Preferred stock dividends and other	406	385	5	807	762	6
Wells Fargo net income applicable to common stock	$5,404	5,173	4	$10,460	10,258	2
Per share information
Earnings per common share	$1.08	1.02	6	$2.09	2.02	3
Diluted earnings per common share	1.07	1.01	6	2.07	2.00	4
Dividends declared per common share	0.380	0.380	—	0.760	0.755	1
Average common shares outstanding	4,989.9	5,066.9	(2)	4,999.2	5,071.3	(1)
Diluted average common shares outstanding	5,037.7	5,118.1	(2)	5,054.8	5,129.8	(1)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Interest income
Trading assets	$710	643	745	593	572
Investment securities	2,698	2,675	2,512	2,298	2,176
Mortgages held for sale	195	184	235	207	181
Loans held for sale	4	1	2	2	3
Loans	10,358	10,141	10,128	9,978	9,822
Other interest income	750	582	436	409	392
Total interest income	14,715	14,226	14,058	13,487	13,146
Interest expense
Deposits	683	537	400	356	332
Short-term borrowings	163	114	101	85	77
Long-term debt	1,278	1,183	1,061	1,006	921
Other interest expense	108	92	94	88	83
Total interest expense	2,232	1,926	1,656	1,535	1,413
Net interest income	12,483	12,300	12,402	11,952	11,733
Provision for credit losses	555	605	805	805	1,074
Net interest income after provision for credit losses	11,928	11,695	11,597	11,147	10,659
Noninterest income
Service charges on deposit accounts	1,276	1,313	1,357	1,370	1,336
Trust and investment fees	3,629	3,570	3,698	3,613	3,547
Card fees	1,019	945	1,001	997	997
Other fees	902	865	962	926	906
Mortgage banking	1,148	1,228	1,417	1,667	1,414
Insurance	280	277	262	293	286
Net gains (losses) from trading activities	237	439	(109)	415	328
Net gains on debt securities	120	36	145	106	447
Net gains from equity investments	188	403	306	140	189
Lease income	493	481	523	534	497
Other	394	145	(382)	315	482
Total noninterest income	9,686	9,702	9,180	10,376	10,429
Noninterest expense
Salaries	4,343	4,261	4,193	4,224	4,099
Commission and incentive compensation	2,499	2,725	2,478	2,520	2,604
Employee benefits	1,308	1,686	1,101	1,223	1,244
Equipment	529	577	642	491	493
Net occupancy	706	712	710	718	716
Core deposit and other intangibles	287	289	301	299	299
FDIC and other deposit assessments	328	333	353	310	255
Other	3,541	3,209	3,437	3,483	3,156
Total noninterest expense	13,541	13,792	13,215	13,268	12,866
Income before income tax expense	8,073	7,605	7,562	8,255	8,222
Income tax expense	2,225	2,057	2,258	2,601	2,649
Net income before noncontrolling interests	5,848	5,548	5,304	5,654	5,573
Less: Net income from noncontrolling interests	38	91	30	10	15
Wells Fargo net income	$5,810	5,457	5,274	5,644	5,558
Less: Preferred stock dividends and other	406	401	402	401	385
Wells Fargo net income applicable to common stock	$5,404	5,056	4,872	5,243	5,173
Per share information
Earnings per common share	$1.08	1.01	0.97	1.04	1.02
Diluted earnings per common share	1.07	1.00	0.96	1.03	1.01
Dividends declared per common share	0.380	0.380	0.380	0.380	0.380
Average common shares outstanding	4,989.9	5,008.6	5,025.6	5,043.4	5,066.9
Diluted average common shares outstanding	5,037.7	5,070.4	5,078.2	5,094.6	5,118.1

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2017	2016	Change	2017	2016	Change
Wells Fargo net income	$5,810	5,558	5%	$11,267	11,020	2%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains arising during the period	1,565	1,571	—	1,934	2,366	(18)
Reclassification of net gains to net income	(177)	(504)	(65)	(322)	(808)	(60)
Derivatives and hedging activities:
Net unrealized gains arising during the period	376	1,057	(64)	243	3,056	(92)
Reclassification of net gains on cash flow hedges to net income	(153)	(265)	(42)	(355)	(521)	(32)
Defined benefit plans adjustments:
Net actuarial and prior service losses arising during the period	—	(19)	(100)	(7)	(27)	(74)
Amortization of net actuarial loss, settlements and other to net income	41	39	5	79	76	4
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	31	(6)	NM	47	37	27
Other comprehensive income, before tax	1,683	1,873	(10)	1,619	4,179	(61)
Income tax expense related to other comprehensive income	(624)	(714)	(13)	(587)	(1,571)	(63)
Other comprehensive income, net of tax	1,059	1,159	(9)	1,032	2,608	(60)
Less: Other comprehensive income (loss) from noncontrolling interests	(9)	(15)	(40)	5	(43)	NM
Wells Fargo other comprehensive income, net of tax	1,068	1,174	(9)	1,027	2,651	(61)
Wells Fargo comprehensive income	6,878	6,732	2	12,294	13,671	(10)
Comprehensive income from noncontrolling interests	29	—	—	134	24	458
Total comprehensive income	$6,907	6,732	3	$12,428	13,695	(9)
NM – Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Balance, beginning of period	$202,489	200,497	203,958	202,661	198,504
Wells Fargo net income	5,810	5,457	5,274	5,644	5,558
Wells Fargo other comprehensive income (loss), net of tax	1,068	(41)	(5,321)	(764)	1,174
Noncontrolling interests	(75)	75	(13)	14	(92)
Common stock issued	252	1,406	610	300	397
Common stock repurchased (1)	(2,287)	(2,175)	(2,034)	(1,839)	(2,214)
Preferred stock released by ESOP	406	—	43	236	371
Common stock warrants repurchased/exercised	(24)	(44)	—	(17)	—
Preferred stock issued	677	—	—	—	1,126
Common stock dividends	(1,899)	(1,903)	(1,909)	(1,918)	(1,930)
Preferred stock dividends	(406)	(401)	(401)	(401)	(386)
Tax benefit from stock incentive compensation (2)	—	—	74	31	23
Stock incentive compensation expense	145	389	232	39	139
Net change in deferred compensation and related plans	(11)	(771)	(16)	(28)	(9)
Balance, end of period	$206,145	202,489	200,497	203,958	202,661

(1)	For the quarter ended December 31, 2016, includes $750 million related to a private forward repurchase transaction that settled in first quarter 2017 for 14.7 million shares of common stock.

(2)
Effective January 1, 2017, we adopted Accounting Standards Update 2016-09 (Improvements to Employee Share-Based Payment Accounting). Accordingly, tax benefit from stock incentive compensation is reported in income tax expense in the consolidated statement of income.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,
	2017			2016
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$281,619	0.99%	$698	293,783	0.49%	$359
Trading assets	98,086	2.95	722	81,380	2.86	582
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	18,099	1.53	69	31,525	1.56	123
Securities of U.S. states and political subdivisions	53,492	4.03	540	52,201	4.24	553
Mortgage-backed securities:
Federal agencies	132,032	2.63	868	92,010	2.53	583
Residential and commercial	12,586	5.55	175	19,571	5.44	266
Total mortgage-backed securities	144,618	2.89	1,043	111,581	3.04	849
Other debt and equity securities	48,962	3.87	472	53,301	3.48	461
Total available-for-sale securities	265,171	3.21	2,124	248,608	3.20	1,986
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,701	2.19	244	44,671	2.19	243
Securities of U.S. states and political subdivisions	6,270	5.29	83	2,155	5.41	29
Federal agency and other mortgage-backed securities	83,116	2.44	507	35,057	1.90	166
Other debt securities	2,798	2.34	16	4,077	1.92	20
Total held-to-maturity securities	136,885	2.49	850	85,960	2.14	458
Total investment securities	402,056	2.96	2,974	334,568	2.93	2,444
Mortgages held for sale (4)	19,758	3.94	195	20,140	3.60	181
Loans held for sale (4)	210	6.95	4	239	4.83	3
Loans:
Commercial:
Commercial and industrial - U.S.	273,073	3.70	2,521	270,862	3.45	2,328
Commercial and industrial - Non U.S.	56,426	2.86	402	51,201	2.35	300
Real estate mortgage	131,293	3.68	1,206	126,126	3.41	1,069
Real estate construction	25,271	4.10	259	23,115	3.49	200
Lease financing	19,058	4.82	230	18,930	5.12	242
Total commercial	505,121	3.67	4,618	490,234	3.39	4,139
Consumer:
Real estate 1-4 family first mortgage	275,108	4.08	2,805	275,854	4.01	2,765
Real estate 1-4 family junior lien mortgage	43,602	4.78	521	50,609	4.37	551
Credit card	34,868	12.18	1,059	33,368	11.52	956
Automobile	59,112	5.43	800	61,149	5.66	860
Other revolving credit and installment	39,068	6.13	596	39,537	5.91	581
Total consumer	451,758	5.13	5,781	460,517	4.98	5,713
Total loans (4)	956,879	4.36	10,399	950,751	4.16	9,852
Other	10,713	2.00	54	6,014	2.30	35
Total earning assets	$1,769,321	3.41%	$15,046	1,686,875	3.20%	$13,456
Funding sources
Deposits:
Interest-bearing checking	$48,465	0.41%	$50	39,772	0.13%	$13
Market rate and other savings	683,014	0.13	214	658,944	0.07	110
Savings certificates	22,599	0.30	17	26,246	0.35	23
Other time deposits	57,158	1.43	203	61,170	0.85	129
Deposits in foreign offices	123,684	0.65	199	97,525	0.23	57
Total interest-bearing deposits	934,920	0.29	683	883,657	0.15	332
Short-term borrowings	95,763	0.69	164	111,848	0.28	78
Long-term debt	249,518	2.05	1,278	236,156	1.56	921
Other liabilities	20,981	2.05	108	16,336	2.06	83
Total interest-bearing liabilities	1,301,182	0.69	2,233	1,247,997	0.45	1,414
Portion of noninterest-bearing funding sources	468,139	—	—	438,878
Total funding sources	$1,769,321	0.51	2,233	1,686,875	0.34	1,414
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.90%	$12,813		2.86%	$12,042
Noninterest-earning assets
Cash and due from banks	$18,171			18,818
Goodwill	26,664			27,037
Other	112,923			129,354
Total noninterest-earning assets	$157,758			175,209
Noninterest-bearing funding sources
Deposits	$366,275			353,001
Other liabilities	53,654			60,083
Total equity	205,968			201,003
Noninterest-bearing funding sources used to fund earning assets	(468,139)			(438,878)
Net noninterest-bearing funding sources	$157,758			175,209
Total assets	$1,927,079			1,862,084

(1)
Our average prime rate was 4.05% and 3.50% for the quarters ended June 30, 2017 and 2016, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.21% and 0.64% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $330 million and $309 million for the quarters ended June 30, 2017 and 2016, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2017			2016
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$282,687	0.88%	$1,230	289,240	0.49%	$703
Trading assets	95,937	2.87	1,377	80,922	2.94	1,187
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	21,547	1.53	164	33,000	1.58	259
Securities of U.S. states and political subdivisions	52,873	4.03	1,066	51,357	4.24	1,088
Mortgage-backed securities:
Federal agencies	144,257	2.61	1,879	94,216	2.67	1,258
Residential and commercial	13,514	5.43	367	20,199	5.32	537
Total mortgage-backed securities	157,771	2.85	2,246	114,415	3.14	1,795
Other debt and equity securities	49,787	3.73	924	53,430	3.34	890
Total available-for-sale securities	281,978	3.13	4,400	252,202	3.20	4,032
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,697	2.20	487	44,667	2.19	487
Securities of U.S. states and political subdivisions	6,271	5.30	166	2,155	5.41	58
Federal agency and other mortgage-backed securities	67,538	2.46	831	31,586	2.16	341
Other debt securities	3,062	2.34	35	4,338	1.92	42
Total held-to-maturity securities	121,568	2.51	1,519	82,746	2.25	928
Total investment securities	403,546	2.94	5,919	334,948	2.97	4,960
Mortgages held for sale (4)	19,825	3.82	379	19,005	3.60	342
Loans held for sale (4)	161	6.08	5	260	3.97	5
Loans:
Commercial:
Commercial and industrial - U.S.	273,905	3.65	4,957	264,295	3.42	4,505
Commercial and industrial - Non U.S.	55,890	2.80	775	50,354	2.23	558
Real estate mortgage	131,868	3.62	2,370	124,432	3.41	2,109
Real estate construction	24,933	3.91	484	22,859	3.55	403
Lease financing	19,064	4.88	465	16,989	4.95	420
Total commercial	505,660	3.61	9,051	478,929	3.35	7,995
Consumer:
Real estate 1-4 family first mortgage	275,293	4.05	5,571	275,288	4.03	5,547
Real estate 1-4 family junior lien mortgage	44,439	4.69	1,036	51,423	4.38	1,122
Credit card	35,151	12.07	2,105	33,367	11.56	1,919
Automobile	60,304	5.45	1,628	60,631	5.66	1,708
Other revolving credit and installment	39,396	6.07	1,186	39,348	5.95	1,165
Total consumer	454,583	5.09	11,526	460,057	5.00	11,461
Total loans (4)	960,243	4.31	20,577	938,986	4.16	19,456
Other	8,801	2.37	104	5,910	2.18	65
Total earning assets	$1,771,200	3.36%	$29,591	1,669,271	3.21%	$26,718
Funding sources
Deposits:
Interest-bearing checking	$49,569	0.35%	$87	39,242	0.12%	$24
Market rate and other savings	683,591	0.11	371	655,247	0.07	217
Savings certificates	23,030	0.29	34	27,063	0.40	54
Other time deposits	56,043	1.37	381	59,688	0.80	236
Deposits in foreign offices	122,946	0.57	347	97,604	0.22	108
Total interest-bearing deposits	935,179	0.26	1,220	878,844	0.15	639
Short-term borrowings	97,149	0.58	279	109,853	0.27	145
Long-term debt	254,627	1.94	2,461	226,519	1.56	1,763
Other liabilities	18,905	2.12	200	16,414	2.10	172
Total interest-bearing liabilities	1,305,860	0.64	4,160	1,231,630	0.44	2,719
Portion of noninterest-bearing funding sources	465,340	—	—	437,641	—	—
Total funding sources	$1,771,200	0.47	4,160	1,669,271	0.33	2,719
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.89%	$25,431		2.88%	$23,999
Noninterest-earning assets
Cash and due from banks	$18,437			18,407
Goodwill	26,668			26,553
Other	112,744			126,749
Total noninterest-earning assets	$157,849			171,709
Noninterest-bearing funding sources
Deposits	$365,019			349,200
Other liabilities	54,291			61,355
Total equity	203,879			198,795
Noninterest-bearing funding sources used to fund earning assets	(465,340)			(437,641)
Net noninterest-bearing funding sources	$157,849			171,709
Total assets	$1,929,049			1,840,980

(1)
Our average prime rate was 3.92% and 3.50% for the first half of 2017 and 2016, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.14% and 0.63% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $648 million and $599 million for the first half of 2017 and 2016, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Sep 30, 2016		Jun 30, 2016
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$281.6	0.99%	$283.8	0.76%	$273.1	0.56%	$299.4	0.50%	$293.8	0.49%
Trading assets	98.1	2.95	93.8	2.80	102.8	2.96	88.8	2.72	81.4	2.86
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	18.1	1.53	25.0	1.54	25.9	1.53	25.8	1.52	31.5	1.56
Securities of U.S. states and political subdivisions	53.5	4.03	52.2	4.03	53.9	4.06	55.2	4.28	52.2	4.24
Mortgage-backed securities:
Federal agencies	132.0	2.63	156.6	2.58	148.0	2.37	105.8	2.39	92.0	2.53
Residential and commercial	12.6	5.55	14.5	5.32	16.5	5.87	18.1	5.54	19.6	5.44
Total mortgage-backed securities	144.6	2.89	171.1	2.81	164.5	2.72	123.9	2.85	111.6	3.04
Other debt and equity securities	49.0	3.87	50.7	3.60	52.7	3.71	54.2	3.37	53.3	3.48
Total available-for-sale securities	265.2	3.21	299.0	3.05	297.0	3.03	259.1	3.13	248.6	3.20
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.7	2.19	44.7	2.20	44.7	2.20	44.6	2.19	44.6	2.19
Securities of U.S. states and political subdivisions	6.3	5.29	6.3	5.30	4.7	5.31	2.5	5.24	2.2	5.41
Federal agency and other mortgage-backed securities	83.1	2.44	51.8	2.51	46.0	1.81	48.0	1.97	35.1	1.90
Other debt securities	2.8	2.34	3.3	2.34	3.6	2.26	3.9	1.98	4.1	1.92
Total held-to-maturity securities	136.9	2.49	106.1	2.54	99.0	2.17	99.0	2.15	86.0	2.14
Total investment securities	402.1	2.96	405.1	2.92	396.0	2.82	358.1	2.86	334.6	2.93
Mortgages held for sale	19.8	3.94	19.9	3.70	27.5	3.43	24.1	3.44	20.1	3.60
Loans held for sale	0.2	6.95	0.1	4.44	0.2	5.42	0.2	3.04	0.2	4.83
Loans:
Commercial:
Commercial and industrial - U.S.	273.1	3.70	274.8	3.59	272.8	3.46	271.2	3.48	270.9	3.45
Commercial and industrial - Non U.S.	56.4	2.86	55.3	2.73	54.4	2.58	51.3	2.40	51.2	2.35
Real estate mortgage	131.3	3.68	132.4	3.56	131.2	3.44	128.8	3.48	126.1	3.41
Real estate construction	25.3	4.10	24.6	3.72	23.9	3.61	23.2	3.50	23.1	3.49
Lease financing	19.0	4.82	19.1	4.94	18.9	5.78	18.9	4.70	19.0	5.12
Total commercial	505.1	3.67	506.2	3.54	501.2	3.45	493.4	3.42	490.3	3.39
Consumer:
Real estate 1-4 family first mortgage	275.1	4.08	275.5	4.02	277.7	4.01	278.5	3.97	275.9	4.01
Real estate 1-4 family junior lien mortgage	43.6	4.78	45.3	4.60	47.2	4.42	48.9	4.37	50.6	4.37
Credit card	34.9	12.18	35.4	11.97	35.4	11.73	34.6	11.60	33.4	11.52
Automobile	59.1	5.43	61.5	5.46	62.5	5.54	62.5	5.60	61.1	5.66
Other revolving credit and installment	39.1	6.13	39.7	6.02	40.1	5.91	39.6	5.92	39.5	5.91
Total consumer	451.8	5.13	457.4	5.06	462.9	5.01	464.1	4.97	460.5	4.98
Total loans	956.9	4.36	963.6	4.26	964.1	4.20	957.5	4.17	950.8	4.16
Other	10.6	2.00	6.8	2.96	6.7	3.27	6.4	2.30	6.0	2.30
Total earning assets	$1,769.3	3.41%	$1,773.1	3.31%	$1,770.4	3.24%	$1,734.5	3.17%	$1,686.9	3.20%
Funding sources
Deposits:
Interest-bearing checking	$48.5	0.41%	$50.7	0.29%	$46.9	0.17%	$44.0	0.15%	$39.8	0.13%
Market rate and other savings	683.0	0.13	684.2	0.09	676.4	0.07	667.2	0.07	659.0	0.07
Savings certificates	22.6	0.30	23.5	0.29	24.4	0.30	25.2	0.30	26.2	0.35
Other time deposits	57.1	1.43	54.9	1.31	49.2	1.16	54.9	0.93	61.2	0.85
Deposits in foreign offices	123.7	0.65	122.2	0.49	110.4	0.35	107.1	0.30	97.5	0.23
Total interest-bearing deposits	934.9	0.29	935.5	0.23	907.3	0.18	898.4	0.16	883.7	0.15
Short-term borrowings	95.8	0.69	98.5	0.47	124.7	0.33	116.2	0.29	111.8	0.28
Long-term debt	249.5	2.05	259.8	1.83	252.2	1.68	252.4	1.59	236.2	1.56
Other liabilities	21.0	2.05	16.8	2.22	17.1	2.15	16.8	2.11	16.3	2.06
Total interest-bearing liabilities	1,301.2	0.69	1,310.6	0.59	1,301.3	0.51	1,283.8	0.48	1,248.0	0.45
Portion of noninterest-bearing funding sources	468.1	—	462.5	—	469.1	—	450.7	—	438.9	—
Total funding sources	$1,769.3	0.51	$1,773.1	0.44	$1,770.4	0.37	$1,734.5	0.35	$1,686.9	0.34
Net interest margin on a taxable-equivalent basis		2.90%		2.87%		2.87%		2.82%		2.86%
Noninterest-earning assets
Cash and due from banks	$18.2		18.7		19.0		18.7		18.8
Goodwill	26.7		26.7		26.7		27.0		27.0
Other	112.9		112.5		128.2		134.4		129.4
Total noninterest-earnings assets	$157.8		157.9		173.9		180.1		175.2
Noninterest-bearing funding sources
Deposits	$366.3		363.7		376.9		363.1		353.0
Other liabilities	53.6		54.9		64.9		63.8		60.1
Total equity	206.0		201.8		201.2		203.9		201.0
Noninterest-bearing funding sources used to fund earning assets	(468.1)		(462.5)		(469.1)		(450.7)		(438.9)
Net noninterest-bearing funding sources	$157.8		157.9		173.9		180.1		175.2
Total assets	$1,927.1		1,931.0		1,944.3		1,914.6		1,862.1

(1)
Our average prime rate was 4.05% for the quarter ended June 30, 2017, 3.80% for the quarter ended March 31, 2017, 3.54% for the quarter ended December 31, 2016 and 3.50% for the quarters ended September 30 and June 30, 2016. The average three-month London Interbank Offered Rate (LIBOR) was 1.21%, 1.07%, 0.92%, 0.79% and 0.64% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2017	2016	Change	2017	2016	Change
Service charges on deposit accounts	$1,276	1,336	(4)%	$2,589	2,645	(2)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,329	2,291	2	4,653	4,530	3
Trust and investment management	837	835	—	1,666	1,650	1
Investment banking	463	421	10	880	752	17
Total trust and investment fees	3,629	3,547	2	7,199	6,932	4
Card fees	1,019	997	2	1,964	1,938	1
Other fees:
Charges and fees on loans	325	317	3	632	630	—
Cash network fees	134	138	(3)	260	269	(3)
Commercial real estate brokerage commissions	102	86	19	183	203	(10)
Letters of credit fees	76	83	(8)	150	161	(7)
Wire transfer and other remittance fees	112	101	11	219	193	13
All other fees	153	181	(15)	323	383	(16)
Total other fees	902	906	—	1,767	1,839	(4)
Mortgage banking:
Servicing income, net	400	360	11	856	1,210	(29)
Net gains on mortgage loan origination/sales activities	748	1,054	(29)	1,520	1,802	(16)
Total mortgage banking	1,148	1,414	(19)	2,376	3,012	(21)
Insurance	280	286	(2)	557	713	(22)
Net gains from trading activities	237	328	(28)	676	528	28
Net gains on debt securities	120	447	(73)	156	691	(77)
Net gains from equity investments	188	189	(1)	591	433	36
Lease income	493	497	(1)	974	870	12
Life insurance investment income	145	149	(3)	289	303	(5)
All other	249	333	(25)	250	1,053	(76)
Total	$9,686	10,429	(7)	$19,388	20,957	(7)

NONINTEREST EXPENSE

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2017	2016	Change	2017	2016	Change
Salaries	$4,343	4,099	6%	$8,604	8,135	6%
Commission and incentive compensation	2,499	2,604	(4)	5,224	5,249	—
Employee benefits	1,308	1,244	5	2,994	2,770	8
Equipment	529	493	7	1,106	1,021	8
Net occupancy	706	716	(1)	1,418	1,427	(1)
Core deposit and other intangibles	287	299	(4)	576	592	(3)
FDIC and other deposit assessments	328	255	29	661	505	31
Outside professional services	1,029	769	34	1,833	1,352	36
Operating losses	350	334	5	632	788	(20)
Operating leases	334	352	(5)	679	587	16
Contract services	349	283	23	674	565	19
Outside data processing	236	225	5	456	433	5
Travel and entertainment	171	193	(11)	350	365	(4)
Postage, stationery and supplies	134	153	(12)	279	316	(12)
Advertising and promotion	150	166	(10)	277	300	(8)
Telecommunications	91	94	(3)	182	186	(2)
Foreclosed assets	52	66	(21)	138	144	(4)
Insurance	24	22	9	48	133	(64)
All other	621	499	24	1,202	1,026	17
Total	$13,541	12,866	5	$27,333	25,894	6

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Service charges on deposit accounts	$1,276	1,313	1,357	1,370	1,336
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,329	2,324	2,342	2,344	2,291
Trust and investment management	837	829	837	849	835
Investment banking	463	417	519	420	421
Total trust and investment fees	3,629	3,570	3,698	3,613	3,547
Card fees	1,019	945	1,001	997	997
Other fees:
Charges and fees on loans	325	307	305	306	317
Cash network fees	134	126	130	138	138
Commercial real estate brokerage commissions	102	81	172	119	86
Letters of credit fees	76	74	79	81	83
Wire transfer and other remittance fees	112	107	105	103	101
All other fees	153	170	171	179	181
Total other fees	902	865	962	926	906
Mortgage banking:
Servicing income, net	400	456	196	359	360
Net gains on mortgage loan origination/sales activities	748	772	1,221	1,308	1,054
Total mortgage banking	1,148	1,228	1,417	1,667	1,414
Insurance	280	277	262	293	286
Net gains (losses) from trading activities	237	439	(109)	415	328
Net gains on debt securities	120	36	145	106	447
Net gains from equity investments	188	403	306	140	189
Lease income	493	481	523	534	497
Life insurance investment income	145	144	132	152	149
All other	249	1	(514)	163	333
Total	$9,686	9,702	9,180	10,376	10,429

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Salaries	$4,343	4,261	4,193	4,224	4,099
Commission and incentive compensation	2,499	2,725	2,478	2,520	2,604
Employee benefits	1,308	1,686	1,101	1,223	1,244
Equipment	529	577	642	491	493
Net occupancy	706	712	710	718	716
Core deposit and other intangibles	287	289	301	299	299
FDIC and other deposit assessments	328	333	353	310	255
Outside professional services	1,029	804	984	802	769
Operating losses	350	282	243	577	334
Operating leases	334	345	379	363	352
Contract services	349	325	325	313	283
Outside data processing	236	220	222	233	225
Travel and entertainment	171	179	195	144	193
Postage, stationery and supplies	134	145	156	150	153
Advertising and promotion	150	127	178	117	166
Telecommunications	91	91	96	101	94
Foreclosed assets	52	86	75	(17)	66
Insurance	24	24	23	23	22
All other	621	581	561	677	499
Total	$13,541	13,792	13,215	13,268	12,866

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Jun 30, 2017	Dec 31, 2016	% Change
Assets
Cash and due from banks	$20,248	20,729	(2)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	264,706	266,038	(1)
Trading assets	83,607	74,397	12
Investment securities:
Available-for-sale, at fair value	269,202	308,364	(13)
Held-to-maturity, at cost	140,392	99,583	41
Mortgages held for sale	24,807	26,309	(6)
Loans held for sale	156	80	95
Loans	957,423	967,604	(1)
Allowance for loan losses	(11,073)	(11,419)	(3)
Net loans	946,350	956,185	(1)
Mortgage servicing rights:
Measured at fair value	12,789	12,959	(1)
Amortized	1,399	1,406	—
Premises and equipment, net	8,403	8,333	1
Goodwill	26,573	26,693	—
Derivative assets	13,273	14,498	(8)
Other assets	118,966	114,541	4
Total assets	$1,930,871	1,930,115	—
Liabilities
Noninterest-bearing deposits	$372,766	375,967	(1)
Interest-bearing deposits	933,064	930,112	—
Total deposits	1,305,830	1,306,079	—
Short-term borrowings	95,356	96,781	(1)
Derivative liabilities	11,636	14,492	(20)
Accrued expenses and other liabilities	73,035	57,189	28
Long-term debt	238,869	255,077	(6)
Total liabilities	1,724,726	1,729,618	—
Equity
Wells Fargo stockholders’ equity:
Preferred stock	25,785	24,551	5
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,689	60,234	1
Retained earnings	139,524	133,075	5
Cumulative other comprehensive income (loss)	(2,110)	(3,137)	(33)
Treasury stock – 515,041,424 shares and 465,702,148 shares	(25,675)	(22,713)	13
Unearned ESOP shares	(2,119)	(1,565)	35
Total Wells Fargo stockholders’ equity	205,230	199,581	3
Noncontrolling interests	915	916	—
Total equity	206,145	200,497	3
Total liabilities and equity	$1,930,871	1,930,115	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Assets
Cash and due from banks	$20,248	19,698	20,729	19,287	20,407
Federal funds sold, securities purchased under resale agreements and other short-term investments	264,706	308,747	266,038	298,325	295,521
Trading assets	83,607	80,326	74,397	81,094	71,556
Investment securities:
Available-for-sale, at fair value	269,202	299,530	308,364	291,591	253,006
Held-to-maturity, at cost	140,392	108,030	99,583	99,241	100,420
Mortgages held for sale	24,807	17,822	26,309	27,423	23,930
Loans held for sale	156	253	80	183	220
Loans	957,423	958,405	967,604	961,326	957,157
Allowance for loan losses	(11,073)	(11,168)	(11,419)	(11,583)	(11,664)
Net loans	946,350	947,237	956,185	949,743	945,493
Mortgage servicing rights:
Measured at fair value	12,789	13,208	12,959	10,415	10,396
Amortized	1,399	1,402	1,406	1,373	1,353
Premises and equipment, net	8,403	8,320	8,333	8,322	8,289
Goodwill	26,573	26,666	26,693	26,688	26,963
Derivative assets	13,273	12,564	14,498	18,736	20,999
Other assets	118,966	107,761	114,541	109,703	110,682
Total assets	$1,930,871	1,951,564	1,930,115	1,942,124	1,889,235
Liabilities
Noninterest-bearing deposits	$372,766	365,780	375,967	376,136	361,934
Interest-bearing deposits	933,064	959,664	930,112	899,758	883,539
Total deposits	1,305,830	1,325,444	1,306,079	1,275,894	1,245,473
Short-term borrowings	95,356	94,871	96,781	124,668	120,258
Derivative liabilities	11,636	12,461	14,492	13,603	15,483
Accrued expenses and other liabilities	73,035	59,831	57,189	69,166	61,433
Long-term debt	238,869	256,468	255,077	254,835	243,927
Total liabilities	1,724,726	1,749,075	1,729,618	1,738,166	1,686,574
Equity
Wells Fargo stockholders’ equity:
Preferred stock	25,785	25,501	24,551	24,594	24,830
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,689	60,585	60,234	60,685	60,691
Retained earnings	139,524	136,032	133,075	130,288	127,076
Cumulative other comprehensive income (loss)	(2,110)	(3,178)	(3,137)	2,184	2,948
Treasury stock	(25,675)	(24,030)	(22,713)	(22,247)	(21,068)
Unearned ESOP shares	(2,119)	(2,546)	(1,565)	(1,612)	(1,868)
Total Wells Fargo stockholders’ equity	205,230	201,500	199,581	203,028	201,745
Noncontrolling interests	915	989	916	930	916
Total equity	206,145	202,489	200,497	203,958	202,661
Total liabilities and equity	$1,930,871	1,951,564	1,930,115	1,942,124	1,889,235

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$17,896	24,625	25,819	26,376	27,939
Securities of U.S. states and political subdivisions	52,013	52,061	51,101	55,366	54,024
Mortgage-backed securities:
Federal agencies	135,938	156,966	161,230	135,692	95,868
Residential and commercial	12,772	14,233	16,318	18,387	19,938
Total mortgage-backed securities	148,710	171,199	177,548	154,079	115,806
Other debt securities	49,555	50,520	52,685	54,537	53,935
Total available-for-sale debt securities	268,174	298,405	307,153	290,358	251,704
Marketable equity securities	1,028	1,125	1,211	1,233	1,302
Total available-for-sale securities	269,202	299,530	308,364	291,591	253,006
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,704	44,697	44,690	44,682	44,675
Securities of U.S. states and political subdivisions	6,325	6,331	6,336	2,994	2,181
Federal agency and other mortgage-backed securities (1)	87,525	53,778	45,161	47,721	49,594
Other debt securities	1,838	3,224	3,396	3,844	3,970
Total held-to-maturity debt securities	140,392	108,030	99,583	99,241	100,420
Total investment securities	$409,594	407,560	407,947	390,832	353,426

(1)	Predominantly consists of federal agency mortgage-backed securities.
FIVE QUARTER LOANS

(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Commercial:
Commercial and industrial	$331,113	329,252	330,840	324,020	323,858
Real estate mortgage	130,277	131,532	132,491	130,223	128,320
Real estate construction	25,337	25,064	23,916	23,340	23,387
Lease financing	19,174	19,156	19,289	18,871	18,973
Total commercial	505,901	505,004	506,536	496,454	494,538
Consumer:
Real estate 1-4 family first mortgage	276,566	274,633	275,579	278,689	277,162
Real estate 1-4 family junior lien mortgage	42,747	44,333	46,237	48,105	49,772
Credit card	35,305	34,742	36,700	34,992	34,137
Automobile	57,958	60,408	62,286	62,873	61,939
Other revolving credit and installment	38,946	39,285	40,266	40,213	39,609
Total consumer	451,522	453,401	461,068	464,872	462,619
Total loans (1)	$957,423	958,405	967,604	961,326	957,157

(1)
Includes $14.3 billion, $15.7 billion, $16.7 billion, $17.7 billion, and $19.3 billion of purchased credit-impaired (PCI) loans at June 30, and March 31, 2017, and December 31, September 30, and June 30, 2016, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Commercial foreign loans:
Commercial and industrial	$57,825	56,987	55,396	51,515	50,515
Real estate mortgage	8,359	8,206	8,541	8,466	8,467
Real estate construction	585	471	375	310	246
Lease financing	1,092	986	972	958	987
Total commercial foreign loans	$67,861	66,650	65,284	61,249	60,215

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Nonaccrual loans:
Commercial:
Commercial and industrial	$2,632	2,898	3,216	3,331	3,464
Real estate mortgage	630	672	685	780	872
Real estate construction	34	40	43	59	59
Lease financing	89	96	115	92	112
Total commercial	3,385	3,706	4,059	4,262	4,507
Consumer:
Real estate 1-4 family first mortgage	4,413	4,743	4,962	5,310	5,970
Real estate 1-4 family junior lien mortgage	1,095	1,153	1,206	1,259	1,330
Automobile	104	101	106	108	111
Other revolving credit and installment	59	56	51	47	45
Total consumer	5,671	6,053	6,325	6,724	7,456
Total nonaccrual loans (1)(2)(3)	$9,056	9,759	10,384	10,986	11,963
As a percentage of total loans	0.95%	1.02	1.07	1.14	1.25
Foreclosed assets:
Government insured/guaranteed	$149	179	197	282	321
Non-government insured/guaranteed	632	726	781	738	796
Total foreclosed assets	781	905	978	1,020	1,117
Total nonperforming assets	$9,837	10,664	11,362	12,006	13,080
As a percentage of total loans	1.03%	1.11	1.17	1.25	1.37

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans largely guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed. All remaining student loans guaranteed under the FFELP were sold as of March 31, 2017.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Total (excluding PCI)(1):	$9,716	10,525	11,858	12,068	12,385
Less: FHA insured/guaranteed by the VA (2)(3)	8,873	9,585	10,883	11,198	11,577
Less: Student loans guaranteed under the FFELP (4)	—	—	3	17	20
Total, not government insured/guaranteed	$843	940	972	853	788
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$42	88	28	47	36
Real estate mortgage	2	11	36	4	22
Real estate construction	10	3	—	—	—
Total commercial	54	102	64	51	58
Consumer:
Real estate 1-4 family first mortgage (3)	145	149	175	171	169
Real estate 1-4 family junior lien mortgage (3)	44	42	56	54	52
Credit card	411	453	452	392	348
Automobile	91	79	112	81	64
Other revolving credit and installment	98	115	113	104	97
Total consumer	789	838	908	802	730
Total, not government insured/guaranteed	$843	940	972	853	788

(1)	PCI loans totaled $1.5 billion, $1.8 billion, $2.0 billion, $2.2 billion and $2.4 billion, at June 30 and March 31, 2017 and December 31, September 30, and June 30, 2016, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)
Represents loans whose repayments are largely guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP. All remaining student loans guaranteed under the FFELP were sold as of March 31, 2017.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended June 30, 2017	Six months ended June 30, 2017	2009-2016
Balance, beginning of period	$10,315	11,216	10,447
Change in accretable yield due to acquisitions	—	2	159
Accretion into interest income (1)	(374)	(731)	(15,577)
Accretion into noninterest income due to sales (2)	(309)	(334)	(467)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	—	406	10,955
Changes in expected cash flows that do not affect nonaccretable difference (4)	(263)	(1,190)	5,699
Balance, end of period	$9,369	9,369	11,216

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At June 30, 2017, our carrying value for PCI loans totaled $14.3 billion and the remainder of nonaccretable difference established in purchase accounting totaled $649 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	June 30, 2017
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$12,263	63%	$9,511	48%	$7,077	45%
Florida	1,540	70	1,146	51	1,502	56
New Jersey	609	77	447	56	995	63
New York	458	70	360	51	497	60
Texas	141	49	108	37	598	38
Other states	3,057	70	2,308	52	4,147	57
Total Pick-a-Pay loans	$18,068	65	$13,880	49	$14,816	51

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2017.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2017	2016	2017	2016
Balance, beginning of period	$12,287	12,668	12,540	12,512
Provision for credit losses	555	1,074	1,160	2,160
Interest income on certain impaired loans (1)	(46)	(51)	(94)	(99)
Loan charge-offs:
Commercial:
Commercial and industrial	(161)	(437)	(414)	(786)
Real estate mortgage	(8)	(3)	(13)	(6)
Real estate construction	—	(1)	—	(1)
Lease financing	(13)	(17)	(20)	(21)
Total commercial	(182)	(458)	(447)	(814)
Consumer:
Real estate 1-4 family first mortgage	(55)	(123)	(124)	(260)
Real estate 1-4 family junior lien mortgage	(62)	(133)	(155)	(266)
Credit card	(379)	(320)	(746)	(634)
Automobile	(212)	(176)	(467)	(387)
Other revolving credit and installment	(185)	(163)	(374)	(338)
Total consumer	(893)	(915)	(1,866)	(1,885)
Total loan charge-offs	(1,075)	(1,373)	(2,313)	(2,699)
Loan recoveries:
Commercial:
Commercial and industrial	83	69	165	145
Real estate mortgage	14	23	44	55
Real estate construction	4	4	12	12
Lease financing	6	5	8	8
Total commercial	107	101	229	220
Consumer:
Real estate 1-4 family first mortgage	71	109	133	198
Real estate 1-4 family junior lien mortgage	66	71	136	130
Credit card	59	50	117	102
Automobile	86	86	174	170
Other revolving credit and installment	31	32	64	69
Total consumer	313	348	624	669
Total loan recoveries	420	449	853	889
Net loan charge-offs	(655)	(924)	(1,460)	(1,810)
Other	5	(18)	—	(14)
Balance, end of period	$12,146	12,749	12,146	12,749
Components:
Allowance for loan losses	$11,073	11,664	11,073	11,664
Allowance for unfunded credit commitments	1,073	1,085	1,073	1,085
Allowance for credit losses	$12,146	12,749	12,146	12,749
Net loan charge-offs (annualized) as a percentage of average total loans	0.27%	0.39	0.31	0.39
Allowance for loan losses as a percentage of total loans	1.16	1.22	1.16	1.22
Allowance for credit losses as a percentage of total loans	1.27	1.33	1.27	1.33

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Balance, beginning of quarter	$12,287	12,540	12,694	12,749	12,668
Provision for credit losses	555	605	805	805	1,074
Interest income on certain impaired loans (1)	(46)	(48)	(52)	(54)	(51)
Loan charge-offs:
Commercial:
Commercial and industrial	(161)	(253)	(309)	(324)	(437)
Real estate mortgage	(8)	(5)	(14)	(7)	(3)
Real estate construction	—	—	—	—	(1)
Lease financing	(13)	(7)	(16)	(4)	(17)
Total commercial	(182)	(265)	(339)	(335)	(458)
Consumer:
Real estate 1-4 family first mortgage	(55)	(69)	(86)	(106)	(123)
Real estate 1-4 family junior lien mortgage	(62)	(93)	(110)	(119)	(133)
Credit card	(379)	(367)	(329)	(296)	(320)
Automobile	(212)	(255)	(243)	(215)	(176)
Other revolving credit and installment	(185)	(189)	(200)	(170)	(163)
Total consumer	(893)	(973)	(968)	(906)	(915)
Total loan charge-offs	(1,075)	(1,238)	(1,307)	(1,241)	(1,373)
Loan recoveries:
Commercial:
Commercial and industrial	83	82	53	65	69
Real estate mortgage	14	30	26	35	23
Real estate construction	4	8	8	18	4
Lease financing	6	2	1	2	5
Total commercial	107	122	88	120	101
Consumer:
Real estate 1-4 family first mortgage	71	62	89	86	109
Real estate 1-4 family junior lien mortgage	66	70	66	70	71
Credit card	59	58	54	51	50
Automobile	86	88	77	78	86
Other revolving credit and installment	31	33	28	31	32
Total consumer	313	311	314	316	348
Total loan recoveries	420	433	402	436	449
Net loan charge-offs	(655)	(805)	(905)	(805)	(924)
Other	5	(5)	(2)	(1)	(18)
Balance, end of quarter	$12,146	12,287	12,540	12,694	12,749
Components:
Allowance for loan losses	$11,073	11,168	11,419	11,583	11,664
Allowance for unfunded credit commitments	1,073	1,119	1,121	1,111	1,085
Allowance for credit losses	$12,146	12,287	12,540	12,694	12,749
Net loan charge-offs (annualized) as a percentage of average total loans	0.27%	0.34	0.37	0.33	0.39
Allowance for loan losses as a percentage of:
Total loans	1.16	1.17	1.18	1.20	1.22
Nonaccrual loans	122	114	110	105	98
Nonaccrual loans and other nonperforming assets	113	105	101	96	89
Allowance for credit losses as a percentage of:
Total loans	1.27	1.28	1.30	1.32	1.33
Nonaccrual loans	134	126	121	116	107
Nonaccrual loans and other nonperforming assets	123	115	110	106	97

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Tangible book value per common share (1):
Total equity		$206,145	202,489	200,497	203,958	202,661
Adjustments:
Preferred stock		(25,785)	(25,501)	(24,551)	(24,594)	(24,830)
Additional paid-in capital on ESOP preferred stock		(136)	(157)	(126)	(130)	(150)
Unearned ESOP shares		2,119	2,546	1,565	1,612	1,868
Noncontrolling interests		(915)	(989)	(916)	(930)	(916)
Total common stockholders' equity	(A)	181,428	178,388	176,469	179,916	178,633
Adjustments:
Goodwill		(26,573)	(26,666)	(26,693)	(26,688)	(26,963)
Certain identifiable intangible assets (other than MSRs)		(2,147)	(2,449)	(2,723)	(3,001)	(3,356)
Other assets (2)		(2,159)	(2,121)	(2,088)	(2,230)	(2,110)
Applicable deferred taxes (3)		1,624	1,698	1,772	1,832	1,906
Tangible common equity	(B)	$152,173	148,850	146,737	149,829	148,110
Common shares outstanding	(C)	4,966.8	4,996.7	5,016.1	5,023.9	5,048.5
Book value per common share	(A)/(C)	$36.53	35.70	35.18	35.81	35.38
Tangible book value per common share	(B)/(C)	30.64	29.79	29.25	29.82	29.34

		Quarter ended					Six months ended
(in millions, except ratios)		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$5,404	5,056	4,872	5,243	5,173	10,460	10,258
Average total equity		205,968	201,767	201,247	203,883	201,003	203,879	198,795
Adjustments:
Preferred stock		(25,849)	(25,163)	(24,579)	(24,813)	(24,091)	(25,508)	(24,027)
Additional paid-in capital on ESOP preferred stock		(144)	(146)	(128)	(148)	(168)	(145)	(184)
Unearned ESOP shares		2,366	2,198	1,596	1,850	2,094	2,282	2,302
Noncontrolling interests		(910)	(957)	(928)	(927)	(984)	(934)	(944)
Average common stockholders’ equity	(B)	181,431	177,699	177,208	179,845	177,854	179,574	175,942
Adjustments:
Goodwill		(26,664)	(26,673)	(26,713)	(26,979)	(27,037)	(26,668)	(26,553)
Certain identifiable intangible assets (other than MSRs)		(2,303)	(2,588)	(2,871)	(3,145)	(3,600)	(2,445)	(3,503)
Other assets (2)		(2,160)	(2,095)	(2,175)	(2,131)	(2,096)	(2,128)	(2,081)
Applicable deferred taxes (3)		1,648	1,722	1,785	1,855	1,934	1,685	1,974
Average tangible common equity	(C)	$151,952	148,065	147,234	149,445	147,055	150,018	145,779
Return on average common stockholders' equity (ROE)	(A)/(B)	11.95%	11.54	10.94	11.60	11.70	11.75	11.72
Return on average tangible common equity (ROTCE)	(A)/(C)	14.26	13.85	13.16	13.96	14.15	14.06	14.15

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Total equity		$206.1	202.5	200.5	204.0	202.7
Adjustments:
Preferred stock		(25.8)	(25.5)	(24.6)	(24.6)	(24.8)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.2)	(0.1)	(0.1)	(0.2)
Unearned ESOP shares		2.1	2.5	1.6	1.6	1.9
Noncontrolling interests		(0.9)	(1.0)	(0.9)	(1.0)	(1.0)
Total common stockholders' equity		181.4	178.3	176.5	179.9	178.6
Adjustments:
Goodwill		(26.6)	(26.7)	(26.7)	(26.7)	(27.0)
Certain identifiable intangible assets (other than MSRs)		(2.1)	(2.4)	(2.7)	(3.0)	(3.4)
Other assets (2)		(2.2)	(2.1)	(2.1)	(2.2)	(2.0)
Applicable deferred taxes (3)		1.6	1.7	1.8	1.8	1.9
Investment in certain subsidiaries and other		(0.2)	(0.1)	(0.4)	(2.0)	(2.5)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	151.9	148.7	146.4	147.8	145.6
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,312.6	1,324.5	1,358.9	1,380.0	1,372.9
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	11.6%	11.2	10.8	10.7	10.6

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position.

(2)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2017, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2017, and December 31, September 30 and June 30, 2016, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s June 30, 2017, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Quarter ended Jun 30,
Net interest income (3)	$7,548	7,379	4,278	3,919	1,127	932	(470)	(497)	12,483	11,733
Provision (reversal of provision) for credit losses	623	689	(65)	385	7	2	(10)	(2)	555	1,074
Noninterest income	4,741	4,825	2,673	3,365	3,055	2,987	(783)	(748)	9,686	10,429
Noninterest expense	7,223	6,648	4,078	4,036	3,075	2,976	(835)	(794)	13,541	12,866
Income (loss) before income tax expense (benefit)	4,443	4,867	2,938	2,863	1,100	941	(408)	(449)	8,073	8,222
Income tax expense (benefit)	1,404	1,667	559	795	417	358	(155)	(171)	2,225	2,649
Net income (loss) before noncontrolling interests	3,039	3,200	2,379	2,068	683	583	(253)	(278)	5,848	5,573
Less: Net income (loss) from noncontrolling interests	46	21	(9)	(5)	1	(1)	—	—	38	15
Net income (loss)	$2,993	3,179	2,388	2,073	682	584	(253)	(278)	5,810	5,558

Average loans	$477.2	485.7	464.9	451.4	71.7	66.7	(56.9)	(53.0)	956.9	950.8
Average assets	983.5	967.6	817.3	772.6	213.1	205.3	(86.8)	(83.4)	1,927.1	1,862.1
Average deposits	727.2	703.7	463.0	425.8	188.2	182.5	(77.2)	(75.3)	1,301.2	1,236.7

Six months ended June 30,
Net interest income (3)	$15,175	14,847	8,426	7,667	2,201	1,875	(1,019)	(989)	24,783	23,400
Provision (reversal of provision) for credit losses	1,269	1,409	(108)	748	3	(12)	(4)	15	1,160	2,160
Noninterest income	9,207	9,971	5,563	6,575	6,174	5,898	(1,556)	(1,487)	19,388	20,957
Noninterest expense	14,444	13,484	8,303	8,004	6,281	6,018	(1,695)	(1,612)	27,333	25,894
Income (loss) before income tax expense (benefit)	8,669	9,925	5,794	5,490	2,091	1,767	(876)	(879)	15,678	16,303
Income tax expense (benefit)	2,531	3,364	1,305	1,514	779	672	(333)	(334)	4,282	5,216
Net income (loss) before noncontrolling interests	6,138	6,561	4,489	3,976	1,312	1,095	(543)	(545)	11,396	11,087
Less: Net income (loss) from noncontrolling interests	136	86	(14)	(18)	7	(1)	—	—	129	67
Net income (loss)	$6,002	6,475	4,503	3,994	1,305	1,096	(543)	(545)	11,267	11,020

Average loans	$479.9	485.0	465.6	440.6	71.2	65.4	(56.5)	(52.0)	960.2	939.0
Average assets	987.0	957.5	812.6	760.6	217.5	206.7	(88.1)	(83.8)	1,929.0	1,841.0
Average deposits	722.2	693.3	464.5	426.9	191.9	183.5	(78.4)	(75.7)	1,300.2	1,228.0

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
COMMUNITY BANKING
Net interest income (2)	$7,548	7,627	7,556	7,430	7,379
Provision for credit losses	623	646	631	651	689
Noninterest income	4,741	4,466	4,105	4,957	4,825
Noninterest expense	7,223	7,221	6,985	6,953	6,648
Income before income tax expense	4,443	4,226	4,045	4,783	4,867
Income tax expense	1,404	1,127	1,272	1,546	1,667
Net income before noncontrolling interests	3,039	3,099	2,773	3,237	3,200
Less: Net income from noncontrolling interests	46	90	40	10	21
Segment net income	$2,993	3,009	2,733	3,227	3,179
Average loans	$477.2	482.7	488.1	489.2	485.7
Average assets	983.5	990.7	1,000.7	993.6	967.6
Average deposits	727.2	717.2	709.8	708.0	703.7
WHOLESALE BANKING
Net interest income (2)	$4,278	4,148	4,323	4,062	3,919
Provision (reversal of provision) for credit losses	(65)	(43)	168	157	385
Noninterest income	2,673	2,890	2,830	3,085	3,365
Noninterest expense	4,078	4,225	4,002	4,120	4,036
Income before income tax expense	2,938	2,856	2,983	2,870	2,863
Income tax expense	559	746	795	827	795
Net income before noncontrolling interests	2,379	2,110	2,188	2,043	2,068
Less: Net loss from noncontrolling interests	(9)	(5)	(6)	(4)	(5)
Segment net income	$2,388	2,115	2,194	2,047	2,073
Average loans	$464.9	466.3	461.5	454.3	451.4
Average assets	817.3	807.8	811.9	794.2	772.6
Average deposits	463.0	466.0	459.2	441.2	425.8
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,127	1,074	1,061	977	932
Provision (reversal of provision) for credit losses	7	(4)	3	4	2
Noninterest income	3,055	3,119	3,013	3,122	2,987
Noninterest expense	3,075	3,206	3,042	2,999	2,976
Income before income tax expense	1,100	991	1,029	1,096	941
Income tax expense	417	362	380	415	358
Net income before noncontrolling interests	683	629	649	681	583
Less: Net income (loss) from noncontrolling interests	1	6	(4)	4	(1)
Segment net income	$682	623	653	677	584
Average loans	$71.7	70.7	70.0	68.4	66.7
Average assets	213.1	221.9	220.4	212.1	205.3
Average deposits	188.2	195.6	194.9	189.2	182.5
OTHER (3)
Net interest income (2)	$(470)	(549)	(538)	(517)	(497)
Provision (reversal of provision) for credit losses	(10)	6	3	(7)	(2)
Noninterest income	(783)	(773)	(768)	(788)	(748)
Noninterest expense	(835)	(860)	(814)	(804)	(794)
Loss before income tax benefit	(408)	(468)	(495)	(494)	(449)
Income tax benefit	(155)	(178)	(189)	(187)	(171)
Net loss before noncontrolling interests	(253)	(290)	(306)	(307)	(278)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(253)	(290)	(306)	(307)	(278)
Average loans	$(56.9)	(56.1)	(55.5)	(54.4)	(53.0)
Average assets	(86.8)	(89.4)	(88.7)	(85.3)	(83.4)
Average deposits	(77.2)	(79.6)	(79.7)	(76.9)	(75.3)
CONSOLIDATED COMPANY
Net interest income (2)	$12,483	12,300	12,402	11,952	11,733
Provision for credit losses	555	605	805	805	1,074
Noninterest income	9,686	9,702	9,180	10,376	10,429
Noninterest expense	13,541	13,792	13,215	13,268	12,866
Income before income tax expense	8,073	7,605	7,562	8,255	8,222
Income tax expense	2,225	2,057	2,258	2,601	2,649
Net income before noncontrolling interests	5,848	5,548	5,304	5,654	5,573
Less: Net income from noncontrolling interests	38	91	30	10	15
Wells Fargo net income	$5,810	5,457	5,274	5,644	5,558
Average loans	$956.9	963.6	964.1	957.5	950.8
Average assets	1,927.1	1,931.0	1,944.3	1,914.6	1,862.1
Average deposits	1,301.2	1,299.2	1,284.2	1,261.5	1,236.7

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
MSRs measured using the fair value method:
Fair value, beginning of quarter	$13,208	12,959	10,415	10,396	11,333
Servicing from securitizations or asset transfers (1)	436	583	752	609	477
Sales and other (2)	(8)	(47)	(47)	4	(22)
Net additions	428	536	705	613	455
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	(305)	152	2,367	39	(779)
Servicing and foreclosure costs (4)	(14)	27	93	(10)	(4)
Prepayment estimates and other (5)	(41)	(5)	(106)	(37)	(41)
Net changes in valuation model inputs or assumptions	(360)	174	2,354	(8)	(824)
Changes due to collection/realization of expected cash flows over time	(487)	(461)	(515)	(586)	(568)
Total changes in fair value	(847)	(287)	1,839	(594)	(1,392)
Fair value, end of quarter	$12,789	13,208	12,959	10,415	10,396

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)	Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances)

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Amortized MSRs:
Balance, beginning of quarter	$1,402	1,406	1,373	1,353	1,359
Purchases	26	18	34	18	24
Servicing from securitizations or asset transfers	37	45	66	69	38
Amortization	(66)	(67)	(67)	(67)	(68)
Balance, end of quarter	$1,399	1,402	1,406	1,373	1,353
Fair value of amortized MSRs:
Beginning of quarter	$2,051	1,956	1,627	1,620	1,725
End of quarter	1,989	2,051	1,956	1,627	1,620

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Servicing income, net:
Servicing fees (1)		$882	882	738	878	842
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(360)	174	2,354	(8)	(824)
Changes due to collection/realization of expected cash flows over time		(487)	(461)	(515)	(586)	(568)
Total changes in fair value of MSRs carried at fair value		(847)	(287)	1,839	(594)	(1,392)
Amortization		(66)	(67)	(67)	(67)	(68)
Net derivative gains (losses) from economic hedges (3)	(B)	431	(72)	(2,314)	142	978
Total servicing income, net		$400	456	196	359	360
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$71	102	40	134	154

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,189	1,204	1,205	1,226	1,250
Owned loans serviced	343	335	347	352	349
Subserviced for others	4	4	8	4	4
Total residential servicing	1,536	1,543	1,560	1,582	1,603
Commercial mortgage servicing:
Serviced for others	475	474	479	477	478
Owned loans serviced	130	132	132	130	128
Subserviced for others	8	7	8	8	8
Total commercial servicing	613	613	619	615	614
Total managed servicing portfolio	$2,149	2,156	2,179	2,197	2,217
Total serviced for others	$1,664	1,678	1,684	1,703	1,728
Ratio of MSRs to related loans serviced for others	0.85%	0.87	0.85	0.69	0.68
Weighted-average note rate (mortgage loans serviced for others)	4.23	4.23	4.26	4.28	4.32

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$521	569	939	953	744
Commercial		81	101	90	167	72
Residential pipeline and unsold/repurchased loan management (1)		146	102	192	188	238
Total		$748	772	1,221	1,308	1,054
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$83	59	75	100	95
Refinances as a percentage of applications		32%	36	48	55	46
Wells Fargo first mortgage unclosed pipeline, at quarter end		$34	28	30	50	47
Residential real estate originations:
Purchases as a percentage of originations		75%	61	50	58	60
Refinances as a percentage of originations		25	39	50	42	40
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$25	21	35	37	34
Correspondent		31	22	36	32	28
Other (2)		—	1	1	1	1
Total quarter-to-date		$56	44	72	70	63
Held-for-sale	(B)	$42	34	56	53	46
Held-for-investment		14	10	16	17	17
Total quarter-to-date		$56	44	72	70	63
Total year-to-date		$100	44	249	177	107
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.24%	1.68	1.68	1.81	1.66

(1)	Largely includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Balance, beginning of period	$222	229	239	255	355
Provision for repurchase losses:
Loan sales	6	8	10	11	8
Change in estimate (1)	(45)	(8)	(7)	(24)	(89)
Net additions (reductions)	(39)	—	3	(13)	(81)
Losses	(5)	(7)	(13)	(3)	(19)
Balance, end of period	$178	222	229	239	255

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.